EXHIBIT 7

                        SUBSCRIPTION AGREEMENT

AS INDICATED ON THE SIGNATURE PAGE TO THIS SUBSCRIPTION AGREEMENT, THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT BY AN INVESTOR SHALL ALSO SERVE AS A COUNTERPART SIGNATURE TO THE REGISTRATION RIGHTS AGREEMENT CONTAINED IN APPENDIX C TO THE PRIVATE PLACEMENT MEMORANDUM OF WHICH THIS SUBSCRIPTION AGREEMENT IS A PART.

     THE SECURITIES ACQUIRED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS, NOR HAVE THE SECURITIES BEEN REGISTERED WITH ANY STATE SECURITIES COMMISSION. THE REPRESENTATIONS MADE HEREIN WILL BE RELIED UPON BY THE COMPANY IN COMPLYING WITH ITS OBLIGATIONS UNDER APPLICABLE SECURITIES LAWS. THE SECURITIES MAY NOT BE TRANSFERRED OR SOLD OR OFFERED FOR SALE OR OTHERWISE
     TRANSFERRED, PLEDGED OR HYPOTHECATED IN ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

     . Subscription. Biofield Corp. (the "Company") is offering (the "Offering") shares of its Common Stock, par value $.001 per share (the "Common Stock"), to accredited investors on the terms and conditions described in the Confidential Private Placement Memorandum, dated October 24, 1997, including the appendices thereto, as it may be supplemented and amended from time to time (the "Memorandum"). The undersigned, on behalf of itself and certain affiliates of the Goldman Sachs Group, L.P. (together with the undersigned, the "GS Parties"), hereby agrees to invest, in the aggregate, not less than $1 million in the Offering if at least $6 million is invested in the Offering by other investors, and agrees to invest, in the aggregate, not less than $1.5 million in the Offering if at least $7 million is invested in the Offering by other investors and not less than $2 million in the Offering if at least $8 million is invested in the Offering by other investors. The GS Parties hereby, jointly and severally, subscribe for an aggregate of 730,157 shares of Common Stock at a price of $3.15 per share.

     Payment in full to the Company is tendered with this subscription by wire transfer for the full purchase price of the Shares delivered to the Company. Upon receipt, the Company will promptly forward all subscription proceeds to an escrow account. All subscription proceeds will be deposited and held in such account pending the closing of the purchase. Upon receipt of notice from the Company that the closing is being held, The Chase Manhattan Bank (the "Escrow Agent") will release the subscription funds to the Company. If subscriptions for a minimum of $7,000,000 of aggregate gross proceeds from the Offering are not delivered on or before December 31, 1997 (subject to extension for up to 30 days) or if the Offering is otherwise terminated or withdrawn, the Company will promptly return to the GS Parties such subscription proceeds held by the Escrow Agent in the escrow account, without interest. The GS Parties acknowledge that this subscription shall not become effective until it has been properly executed by the undersigned and accepted by the Company.

     THE COMPANY MAY REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON AND AT ANY TIME PRIOR TO ACCEPTANCE. IN THE EVENT THE COMPANY REJECTS THIS SUBSCRIPTION IN WHOLE OR IF A CLOSING IS NOT HELD ON OR BEFORE DECEMBER 31, 1997 (SUBJECT TO EXTENSION FOR UP TO 30
DAYS), ALL OF THE OBLIGATIONS OF THE UNDERSIGNED AND THE COMPANY UNDER THIS AGREEMENT SHALL TERMINATE.

     . Confidential Private Placement Memorandum and SEC Filings. The undersigned acknowledges receipt of the Memorandum and the publicly filed reports (the "Public Filings") of the Company attached as Appendix A thereto. The undersigned has received no offering materials other than the Memorandum and the Public Filings. The undersigned further acknowledges that it or its representative has read carefully and is familiar with the Memorandum and the Public Filings and has had a reasonable opportunity to ask questions and, prior to its execution of this Agreement, was given full access to all information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to the undersigned, and all such questions, if asked, have been answered satisfactorily and such documents, if examined, have been found to be fully satisfactory. The undersigned further acknowledges that, in making its investment decision, it is relying upon its own investment judgment and the Memorandum and Public Filings. No other representations have been made to, or authorized to be made to, the undersigned.

     .    Representations  and  Warranties  of  the  Undersigned.  The
undersigned, on behalf of itself and the other GS Parties, hereby represents and warrants to the Company as follows:

          () The Shares are being subscribed for by the undersigned, and each of the other GS Parties, each for its own account, for investment only and not presently with a view toward resale or distribution in a manner which would require registration of the Shares under the Securities Act and will not be transferred by the undersigned, or any of the other GS Parties, in violation of the Securities Act and the rules and regulations promulgated thereunder or applicable state securities laws.

          () The undersigned, and each of the other GS Parties, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Shares. Such entity's principal place of business is as set forth on the signature page hereof and if such entity has been formed for the specific purpose of acquiring the Shares subscribed to hereunder, it hereby agrees to supply any additional written information that may be required by the Company.

          () The undersigned, and each of the other GS Parties, is an "Accredited Investor" as that term is defined in Rule 501 under the Securities Act. The particular category or categories within which the undersigned, and each of the other GS Parties, falls is marked with an
(X) in each of the applicable spaces provided.

          ____ (i) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in
                      Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

          ____ (ii)   A  broker  or  dealer  registered   pursuant  to
                      Section  15 of the  Securities  Exchange  Act of
                      1934, as amended;

          ____ (iii)  An  insurance  company  as  defined  in  Section
                      2(13) of the Securities Act;

          ____ (iv)   An  investment  company  registered  under   the
                      Investment  Company  Act of 1940  or a  business
                      development   company   as  defined  in  Section
                      2(a)(48) of that Act;

          ____ (v) A Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

          ____ (vi)   A  plan   established   and   maintained   by  a
                      state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

          ____ (vii)  An   employee    benefit    plan   within    the
                      meaning  of  the  Employee   Retirement   Income
                      Security  Act  of  1974,  as  amended,   if  the
                      investment decision is made by a plan fiduciary,
                      as defined in Section  3(21) of such Act,  which
                      is either a bank,  savings and loan association,
                      insurance   company  or  registered   investment
                      adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited
                      Investors;

          ____ (viii) A  private  business  development   company   as
                      defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

          ____ (ix)   An    organization     described   in    Section
                      501(c)(3) of the Internal  Revenue Code of 1986,
                      as  amended,   corporation,   Massachusetts   or
                      similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          ____ (x) A director, executive officer, or general partner of the issuer of the securities being offered or sold, or director, executive officer, or general partner of a general partner of that issuer;

          ____ (xi)   A   natural   person   whose   individual    net
                      worth, or joint net worth with that person's spouse, at the time of his purchase exceeds
                      $1,000,000;

          ____ (xii)  A   natural  person   who   had   an  individual
                      income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          ____ (xiii) A  trust,  with total   assets  in   excess   of
                      $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the risks and merits of an investment in the Shares (as described in ss.230.506(b)(2)(ii) promulgated under the Securities Act); or

          ____ (xiv)  An  entity  in  which  all  of the equity owners are Accredited Investors.

          () The undersigned, and each of the other GS Parties, understands that the Shares have not been registered under the Securities Act. The undersigned, and each of the other GS Parties, is fully aware of the restrictions on sale, transferability and assignment of the Shares as set forth in the certificates of such Shares, that the undersigned must bear the economic risk of the undersigned's investment in the Company and that the Shares cannot be offered or sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned, and each of the other GS Parties, further understands that the Shares will bear an appropriate legend to this effect.

          ()   The undersigned,  and each of the other GS Parties,  is
aware of the following:

               () The Shares are speculative investments which involve a high degree of risk; and

               () There are substantial restrictions on the transferability of the Shares and the undersigned agrees to be responsible for compliance with all conditions on transfer imposed by any state blue sky or securities law.

          The foregoing representations and warranties are true and accurate as of the date of delivery of the funds to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to delivery of funds, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

     . Representations and Warranties of the Company. The Company hereby represents and warrants to the undersigned that the Shares, when issued and delivered to and paid for by the undersigned, and/or the other GS Parties, as provided herein, will have been duly authorized and will be validly issued, fully paid and nonassessable.

     .    Transferability.  Neither  the  undersigned,  nor any of the other GS Parties, will transfer or assign this Agreement, or any interest of the undersigned, or of the other GS Parties, herein.

     . Revocation. The undersigned will not cancel, terminate or revoke this Agreement or any agreement made by the undersigned hereunder and this Agreement shall survive the death or disability of the undersigned, except as provided herein.

     . High Risk. The undersigned, on behalf of itself and the other GS Parties, warrants and represents that it, and each of the other GS Parties, has such knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of an investment in the Company, and that the undersigned, and each of the other GS Parties, is able to bear the economic risks of the investment for an indefinite period of time and at the present time could afford a complete loss of such investment.

     . Registration Rights. Upon the terms and subject to the conditions of the Registration Rights Agreement (as defined in the Memorandum) which has been provided to the Subscriber, the Company shall prepare and file with the Securities and Exchange Commission as soon as reasonably practicable after the closing of the Offering, a registration statement on Form S-3 covering resale of the Shares, and the Company shall use its best efforts to cause such registration statement to become effective as soon as reasonably practicable and, in any event, within seventy-five (75) days following such closing.

     .    Miscellaneous.

          () All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned or the other GS Parties, at the address set forth on the signature page hereto and to the Company at:

               Biofield Corp.
               1225  Northmeadow  Parkway
               Suite 120
               Roswell,  Georgia  30076
               Attention:Michael R. Gavenchak

          ()   This  Agreement  shall be governed by and  construed in
accordance with the substantive law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          () This Agreement together with the Registration Rights Agreement and the Memorandum constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writings executed by all parties.

     .    Counterparts.  This  Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall constitute one agreement.

     . Third Party Beneficiary. The undersigned, on behalf of itself and the other GS Parties, understands and agrees that Hambrecht & Quist LLC, as placement agent for the Offering (the "Placement Agent"), is intended to be a third party beneficiary of the representations and warranties of the undersigned, on behalf of itself and the other GS Parties, contained in this Subscription Agreement, that the Placement Agent shall be entitled to rely upon such representations and warranties in connection with the Offering and that such representations and warranties shall survive the closing of the Offering.


                 SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned hereby executes this Agreement as of the date set forth below. The undersigned's execution of this Agreement shall also serve as a counterpart signature to the Registration Rights Agreement contained in Appendix C to the Memorandum.

                        GS CAPITAL PARTNERS, L.P.
                        By: GS Advisors L.P., its general partner
Dated December 17, 1997     By: GS Advisors, Inc., its general partner
                        By: /s/ Katherine B. Enquist
                            Name: Katherine B. Enquist
                            Title: Vice President

                        ADDRESS: 85 Broad Street
                                 New York, NY 10004


ACCEPTED:

By: /s/ Michael R. Gavenchak
    Name: Michael R. Gavenchak
    Title: Executive Vice President

Dated: December 17, 1997